SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
December 19, 2002

333-80523	SUSQUEHANNA MEDIA CO. 140 E. Market Street York, Pennsylvania 17401 (717) 848-5500	Delaware	23-2722964
Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	State of Incorporation	I.R.S. Employer Identification Number

The address of the registrant has not changed since the last report.

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Board of Directors of Susquehanna Media Co. (“Media”) has engaged KPMG LLP as Media’s independent accountants, effective December 19, 2002.

The decision to engage KPMG LLP was recommended by the Audit Committee of the Board of Directors of Media’s Parent, Susquehanna Pfaltzgraff Co., and approved by Media’s Board of Directors.

During the last two most recent fiscal years and any subsequent interim period prior to the engagement of KPMG LLP, Media did not consult with KPMG LLP on any matter related to the application of accounting principles to a specified transaction or the type of audit opinion that KPMG LLP might render on Media’s financial statements and no report or advice, either oral or written, was received by Media from KPMG LLP on any such matter.

For further information regarding the dismissal of Media’s former independent accountant, please refer to Media’s Form 8-K filed on November 18, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2002	SUSQUEHANNA MEDIA CO.
Registrant

By: /s/ John L. Finlayson
Vice President and Principal
Financial Officer

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